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                                                      Exhibit 10.1

                              AETNA INC.
                NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                    AND DEFERRED COMPENSATION PLAN

SECTION 1.   ESTABLISHMENT OF PLAN; PURPOSE.

     The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2.   DEFINITIONS.

     When used in this Plan, the following terms shall have the definitions set forth in this Section:

     "Accounts" shall mean an Eligible Director's Stock Unit
Account and Interest Account, as described in Section 8.

     "Affiliate" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Committee" shall mean the Nominating and Corporate
Governance Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

     "Company" shall mean Aetna Inc.

     "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director, the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Directors and any of its committees.

     "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

     "Disability" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders a Director unable to carry out his/her duties.

     "Effective Date" shall mean the date, if any, on which the Plan is approved by the shareholders of Aetna Life and Casualty
Company and U.S. Healthcare, Inc. and the transactions contemplated by the Merger Agreement are consummated.

     "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

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     "Fair Market Value" shall mean on any date, with respect to a
Share of Common Stock, the closing price of a Share of Common
Stock as reported by the Consolidated Tape of New York Stock
Exchange Listed Shares on the next preceding date on which there was such a trade.

     "Government Service" shall mean the appointment or election of the Eligible Director to a position with the federal, state or local government or any political subdivision, agency or instrumentality thereof.

     "Grant" shall mean a grant of Units under Section 5.

     "Interest Account" shall mean the bookkeeping account established to record the interests of an Eligible Director with respect to deferred Compensation that is not deemed invested in Units.

     "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 30, 1996, among Aetna Life and Casualty Company, U.S. Healthcare, Inc., the Company, Antelope Sub, Inc. and New Merger Corporation, as amended by Amendment No. 1 thereto dated as of May 30, 1996.

     "Prior Plan" shall mean the Aetna Life and Casualty Company
Non-Employee Director Deferred Stock and Deferred Compensation
Plan.

     "Retirement" shall mean termination of service as a Director on account of the Company's mandatory Director retirement policy as may be in effect on the date of such termination of service.

     "Shares" shall mean shares of Stock.

     "Stock" shall mean the Common Stock, $.01 par value, of the Company.

     "Stock Unit Account" shall mean, with respect to an Eligible
Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

     "Subsidiary" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

     "Unit" shall mean a contractual obligation of the Company to deliver a Share or pay cash based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

     "Year of Service as a Director" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

SECTION 3.   ADMINISTRATION.

     The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

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SECTION 4.   SHARES AUTHORIZED FOR ISSUANCE.

     4.1. Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 99,600 Shares, subject to adjustment as provided in Section 4.2 below. If any Unit is settled in cash or is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available for Grants hereunder.

     4.2. Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

SECTION 5.   UNIT GRANTS.

     5.1. Unit Awards. Each Eligible Director (other than any Eligible Director who has received an award under the Prior Plan) who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded 1,500 Units on such date (or such other number of Units as the Board shall determine). In addition, on the date of each Annual Meeting of Shareholders of the Company occurring after 1996 and during the term of the Plan an eligible Director serving as a Director on such date shall be awarded 350 Units (or such other number of Units as the Board shall determine).

     5.2. Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Notwithstanding the foregoing, an Eligible Director may elect that all or a portion of his or her Units shall be payable in cash as soon as practicable following the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director's beneficiary. The amount of any cash payment shall be determined by multiplying the number of Units and the number of Units subject to a cash payment election by the Fair Market Value on the first business day of such month. Upon the delivery of a Share (or cash with respect to a whole or fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be canceled and be of no further force or effect.

     5.3. Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

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     5.4.  Dividend Equivalents.  An Eligible Director shall have no rights as a shareholder of the Company with respect to any Units until Shares are delivered to the Director pursuant to this
Section 5 hereof; provided that, each Eligible Director shall have the right to receive an amount equal to the dividend per Share for the applicable dividend payment date (which, in the case of any dividend distributable in property other than Shares, shall be the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) times the number of Units held by such Eligible Director on the record date for the payment of such dividend (a "Dividend Equivalent"). Each Eligible Director may elect, prior to any calendar year, whether the Dividend Equivalent is (i) payable in cash, on or as soon as practicable after each date on which dividends are paid to shareholders with respect to Shares; (ii) treated as reinvested in an additional number of Units determined by dividing (A) the cash amount of any such dividend by (B) the Fair Market Value on the related dividend payment date; or (iii) deferred and credited to the Eligible Director's Interest Account pursuant to Section 8.4.

SECTION 6.   VESTING.

     6.1. Service Requirements. Except as otherwise provided in this Section 6 or Section 7, an Eligible Director shall vest in his or her Units as provided in this Section 6.1. If an Eligible Director terminates service prior to the completion of three Years of Service as a Director, the number of Shares to be delivered to such Eligible Director in respect of Units granted upon his or her election to the Board shall equal the amount obtained by multiplying 1,500 by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Grant and the denominator of which is 36. If an Eligible Director terminates service prior to the completion of three Years of Service as a Director, the number of Shares to be delivered to such Eligible Director in respect of any annual Grant of Units made prior to 1996 shall equal the amount obtained by multiplying 200 by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Grant and the denominator of which is 36. If an Eligible Director terminates service prior to the completion of one Year of Service as a Director from the date of Grant with respect to any annual grant of Units made after 1995, the number of Shares to be delivered to such Eligible Director in respect of such Grant shall equal the amount obtained by multiplying 350 by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Grant and the denominator of which is 12. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death, Disability, Retirement, or acceptance of a position in Government Service prior to the completion of the period of service required to be performed to fully vest in any Grant, all Shares that are the subject of such Grant (or, if elected by the Eligible Director, the value thereof in cash) shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

     6.2. Six Months' Minimum Service. If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited. If an Eligible Director has completed less than six consecutive months of service from any date on which any annual Grant of Units is made, all Units held by such Eligible Director that relate to such annual Grant shall be immediately forfeited; provided, however, that this sentence shall not apply to any annual Grant of Units made prior to 1996.

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     6.3.  Distribution on Death.  Except as provided in Section
6.2, in the event of the death of an Eligible Director, the Shares corresponding to such Units or, at the election of the Eligible Director's beneficiary or estate, the value thereof in cash shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

SECTION 7.   CHANGE IN CONTROL.

     7.1. Immediate Vesting. Upon the occurrence of a Change in Control, each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

     7.2. Cash Settlement. Upon the occurrence of a Change in Control, in lieu of delivering Shares with respect to the Units then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the number of Shares that are subject to all Units credited to such Eligible Director at the time of the Change in Control multiplied by (ii) the Fair Market Value on the date of the Change in Control.

     7.3. Definition. "Change in Control" shall mean the occurrence of any of the following events:

      (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

      (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph
(ii); or

      (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

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SECTION 8.   DEFERRED COMPENSATION PROGRAM.

     8.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account or an Interest Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election.

     8.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided, however, that it shall in no event become effective if the modification would cause liability under Section 16(b) of the Exchange Act. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

     8.3. Investment Election. At the time an Eligible Director elects to defer receipt of Compensation pursuant to Section 8.1, the Eligible Director shall designate in writing the portion of such Compensation, stated as a whole percentage, to be credited to the Interest Account (or such other account as may be established from time to time by the Committee) and the portion to be credited to the Stock Unit Account. If an Eligible Director fails to notify the Corporate Secretary as to how to allocate any Compensation between the Accounts, 100% of such Compensation shall be credited to the Interest Account. By written notice to the Corporate Secretary of the Company, an Eligible Director may change the manner in which the Compensation payable with respect to services rendered after the end of such calendar year are allocated among the Accounts, provided that any such election shall not be effective if the change would cause liability under
Section 16(b) of the Exchange Act.

     8.4. Dividend Equivalents. In addition to the deferral of Compensation permitted under Section 8.1, an Eligible Director may elect, in the manner and at the time described in Section 5.4, to have Dividend Equivalents payable in respect of his or her Units credited to his or her Interest Account in the manner and at the time described in such Section 5.4.

     8.5. Interest Account. Any Compensation allocated to the Interest Account shall be credited to the Interest Account as of the date such Fees would have been paid to the Eligible Director. Any amounts credited to the Interest Account shall be credited with interest at the same rate and in the manner in which interest is credited under the Fixed

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Investment Fund (or, if such fund no longer exists, the fund with the investment criteria most clearly comparable to that of such
Fund) under the Aetna Inc. Incentive Savings Plan (or any successor thereto).

     8.6. Stock Unit Account. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by
(ii) the Fair Market Value on the date the Fees then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Eligible Director's Stock Unit Account shall be increased by the number of Units determined by dividing (i) the product of
(A) the number of Units in the Eligible Director's Stock Unit Account on the related dividend record date, and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Eligible Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

     8.7.  Distribution Election.  At the time an Eligible
Director makes a deferral election pursuant to Section 8.1, the Eligible Director shall also file with the Corporate Secretary of the Company a written election (a "Distribution Election") with respect to whether:

      (i)  the aggregate amount, if any, credited to the Interest
Account at any time and the value of any Units credited to the Stock Unit Account shall be distributed in cash, in Shares or in a combination thereof at the election of the Director;

      (ii) such distribution shall commence as soon as practicable following the first business day of the calendar month following the date the Eligible Director ceases to be a Director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a Director, and

      (iii) such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate.

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     The amount of any installment payment shall be determined by multiplying the amount credited to the Accounts of an Eligible Director immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid. An Eligible Director may at any time, and from time to time, change any Distribution Election applicable to his or her Accounts, provided that no election to change the timing of any final distribution shall be effective unless it is made in writing and received by the Corporate Secretary of the Company at least one full calendar year prior to the time at which the Eligible Director ceases to be a director.

     8.8. Financial Hardship Withdrawal. Any Eligible Director may, after submission of a written request to the Corporate Secretary of the Company and such written evidence of the Eligible Director's financial condition as the Committee may reasonably request, withdraw from his Interest Account up to such amount as the Committee shall determine to be necessary to alleviate the Eligible Director's financial hardship.

     8.9. Timing and Form of Distributions. Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of an Eligible Director's service as a Director shall commence in accordance with the Distribution Election made by the Eligible Director pursuant to
Section 8.7. If an Eligible Director fails to specify a form of payment for a distribution in accordance with Section 8.7, the distribution from the Interest Account shall be made in cash and the distribution from the Stock Unit Account shall be made in Shares. If an Eligible Director fails to specify in accordance with Section 8.7 a commencement date for a distribution or whether such distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment and commence on the first business day of the month immediately following the date on which the Eligible Director ceases to be a Director. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year, or as soon as practical thereafter, until the entire amount subject to such Distribution Election shall have been paid.

     8.10. Effect on Prior Plan. Subject to the approval of the Company's shareholders and the shareholders of Aetna Life and Casualty Company and U.S. Healthcare, Inc., upon the consummation of the transactions contemplated by the Merger Agreement, the amounts standing to the credit of each Eligible Director under the Prior Plan shall be transferred to the Plan and credited to the Eligible Director's Interest and/or Stock Unit Accounts, as applicable. Any elections in effect under such Prior Plan shall be deemed to be an election made pursuant to and in accordance with the terms of this Section 8 unless and until the Eligible Director elects to change such elections in accordance with the provisions of this Section 8.

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SECTION 9.   UNFUNDED STATUS.

     The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares or pay cash to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 10.   AMENDMENT AND TERMINATION.

     The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of Shares with respect to which Units may be awarded under the Plan; (ii) modify the vesting requirements established under Section 6 or Section 7; or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. The Plan shall terminate on April 30, 2001, except with respect to previously awarded Grants and amounts credited to the Accounts of Directors. Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan. Unless the Board otherwise specifies at the time of such termination, a termination of the Plan will not result in the distribution of the amounts credited to an Eligible Director's Accounts.

SECTION 11.   GENERAL PROVISIONS.

     11.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

     11.2. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

     11.3. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     11.4. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

     11.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     11.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

     11.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.